UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2012, BioMed Realty Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1: Election of seven directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

	Votes For	Votes For / Votes Cast*	Votes Withheld	Broker Non-Votes
Alan D. Gold	139,371,318	98.9%	1,578,170	3,159,234
Barbara R. Cambon	140,511,211	99.7%	438,277	3,159,234
Edward A. Dennis, Ph.D.	140,506,038	99.7%	443,450	3,159,234
Richard I. Gilchrist	140,504,561	99.7%	444,927	3,159,234
Gary A. Kreitzer	140,499,703	99.7%	449,785	3,159,234
Theodore D. Roth	140,506,560	99.7%	442,928	3,159,234
M. Faye Wilson	140,510,212	99.7%	439,276	3,159,234

*	Represents the number voting “for” as a percentage of the total number of shares represented and voting at the meeting with respect to Proposal 1.

Proposal 2: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
143,321,101	768,251	19,370	N/A

The number voting “for” constituted approximately 99.5% of the total number of shares represented and voting at the meeting with respect to Proposal 2.

Proposal 3: Resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
137,905,493	2,985,477	58,518	3,159,234

The number voting “for” constituted approximately 97.8% of the total number of shares represented and voting at the meeting with respect to Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012	BIOMED REALTY TRUST, INC.

	By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer